Exhibit 99.1

Alkermes Contacts:

For Investors:  Sandy Coombs +1 781 609 6377

For Media:  Katie Joyce +1 781 609 6806

Alkermes Announces Strategic Value Enhancement Plan and
Continued Board Refreshment

—	Commits to Non-GAAP Net Income Margin Targets of ~25% for FY 2023 and ~30% for FY 2024, Reflecting Rigorous Expense Management, Expected Revenue Growth and Commitment to Shareholder Value Creation —

—	Announces Potential Monetization of Non-Core Assets and Reiterates Commitment to Exploring Strategic Collaborations Around ALKS 4230 —

—	Two New Independent Directors Appointed and Board Refreshment Program to Continue —

—	Alkermes to Host Investor Day in the First Quarter of 2021 to Update Investors on Plan Implementation and R&D Portfolio —

DUBLIN, Ireland, Dec. 10, 2020 – Alkermes plc (Nasdaq: ALKS) today announced a Value Enhancement Plan, or the Plan, designed to drive growth, improve operational and financial performance and enhance shareholder value, as the company continues to advance its mission of developing new medicines designed to have a real-world impact in the treatment of serious mental illness, addiction and cancer. The Plan includes a commitment to multi-year profitability targets, a review and optimization of the company’s cost structure, potential monetization of non-core assets, and continued governance enhancements, including the addition of two new independent directors with substantial financial and operational expertise to the company’s board of directors (the “Board”).

The Value Enhancement Plan is the result of an intensive process initiated over the last several months and is intended to position the company to efficiently execute on its business strategy, support the continued growth of its commercial products, including the potential approval and launch of ALKS 3831, and further the advancement of its pipeline of development programs. The Plan builds upon the company’s implementation of a restructuring and addition of two new independent directors to the Board in the fall of 2019 and the company’s board refreshment efforts announced in July 2020. These initiatives also follow constructive dialogue with the company’s shareholders, including funds advised by Elliott Advisors (UK) Limited (“Elliott”), and entry into an associated cooperation agreement between Alkermes and affiliates of Elliott.

“Alkermes’ Board and management are committed to engaging with shareholders and understanding their perspective and have been working on initiatives to drive greater operational efficiency, with a focus on shareholder value creation. These new initiatives also support our strong growth trajectory, which has come more clearly into focus over the past few months, with the positive advisory committee meeting and constructive regulatory interactions for ALKS 3831 for schizophrenia and bipolar I disorder, and with new clinical data emerging in our ALKS 4230 immuno-oncology program,” said Richard Pops, Chairman and Chief Executive Officer of Alkermes. “We believe these actions, alongside our focus on commercial execution, the potential approval and commercial launch of ALKS 3831, and the continued development of our pipeline candidates, position the company well for long-term value creation.”

A spokesperson for Elliott said, “Elliott is highly supportive of the initiatives announced today and commends the Board and management of Alkermes on taking these steps. From our dialogue with management we are confident that the Company is committed to creating shareholder value. Further, both David Daglio and Brian McKeon will add significant value to Alkermes’ Board and the newly formed board committee. Alkermes is significantly undervalued given its attractive assets and growth potential, and we are confident that these new initiatives will yield meaningful share price upside. We thank Richard and the rest of the team for their constructive dialogue and look forward to an ongoing engagement with the Company.”

Profitability Targets & Cost Structure Optimization Efforts

As part of the Value Enhancement Plan, the company today announced its commitment to achieving:

-	FY 2023 non-GAAP net income equal to 25% of the company’s total revenues and EBITDA margin[1] of 20% of total revenues

[1]	Calculated as earnings before interest, taxation, depreciation, amortization and one-time items, includes share-based compensation expenses

-	FY 2024 non-GAAP net income equal to 30% of the company’s total revenues and EBITDA margin of 25% of total revenues

The company plans to achieve these margins through disciplined management of the company’s cost structure combined with revenue growth, and is committed to meeting these targets in a range of scenarios. To underline Alkermes’ commitment to strong profitability, the compensation committee of the Board will consider these targets in its design of this year’s long-term incentive plan for senior management.

Alkermes has already undertaken several important initiatives to support these targets, including a reorganization of the company’s commercial infrastructure, which was implemented in November 2020. As part of the reorganization, several functional areas within the company’s commercial organization were consolidated to improve efficiencies and approximately 80 full-time positions were reallocated to support the anticipated launch of ALKS 3831, reducing the need for previously planned new hires. Additionally, the company has commenced an extensive review of its operations and structure both internally and with external advisors to identify potential areas for improved efficiencies. This review is ongoing, and the company plans to provide an update on the findings and planned initiatives resulting from the review following its conclusion, expected in the first quarter of 2021.

Evaluation of Strategic Opportunities

A newly set-up committee of the board will evaluate a broad range of potential strategic options related to Alkermes’ non-core assets, including monetization and divestiture opportunities.

In addition, the company underscored its prior commitment to exploring a strategic collaboration for ALKS 4230, the company’s immuno-oncology pipeline candidate, as an important element of the company’s focus on realizing the full potential of ALKS 4230 across a broad spectrum of possible treatment combinations, tumor types and lines of therapy. Alkermes believes that accumulating objective response data and subcutaneous administration data from its ARTISTRY development program for ALKS 4230 will serve as the basis for potential collaboration discussions.

Board Refreshment and Governance Update

The company today announced that it is taking a series of actions as part of its ongoing commitment to strong corporate governance and regular Board refreshment. These efforts build upon the refreshment process that began in 2019 with the engagement of a leading recruitment firm and the subsequent appointment of two highly-qualified independent directors: Andy Wilson and Richard Gaynor, M.D.

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Following the company’s July 2020 announcement of its continuing Board refreshment efforts, the Alkermes Board has appointed two new independent directors – David Daglio and Brian McKeon – who bring investor perspectives and strong financial and operational expertise to the Board.

-	Two long-serving directors, Robert Breyer and Paul Mitchell, plan to retire and step down from the Board at the close of the company’s 2021 Annual General Meeting of Shareholders.
-	The Board plans to identify at least one additional independent director to be appointed in the first half of 2021.

“Our board refreshment efforts during the past two years reflect our continued commitment to a strong, independent board with expertise that aligns with and directly supports Alkermes’ strategic priorities,” said Lead Independent Director David W. Anstice. “I am pleased to welcome David and Brian to the Board and believe that Alkermes will benefit greatly from their distinct combination of financial and operational expertise. We are confident that the Board is well positioned to provide robust guidance and oversight as the company continues its efforts to positively impact the lives of patients living with serious mental illness, addiction and cancer, while driving shareholder value creation.”

“On behalf of the Board, I would also like to express our most sincere appreciation to Paul Mitchell and Bob Breyer for their long and distinguished tenure on the Board and their invaluable contributions to Alkermes,” Mr. Anstice added.

In addition to the appointment of new directors, the company will also undertake the following corporate governance actions:

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The Board plans to form a committee to oversee achievement of the Profitability Targets and the potential monetization of the company’s non-core assets. The committee will initially be comprised of the Chief Executive Officer and three independent directors, including two of the newly appointed directors.

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The Board also intends to recommend that the company’s shareholders approve, at the company’s 2021 Annual General Meeting of Shareholders, an amendment to the company’s Articles of Association to declassify the Board.

Investor Day

The company plans to host an investor day in the first quarter of 2021 to provide an update on the implementation of the Value Enhancement Plan and highlight some of the new research and development programs in the company’s portfolio.

New Director Biographies

About David Daglio

As former Executive Vice President and Chief Investment Officer of Mellon Investments, Mr. Daglio brings a seasoned institutional investment management perspective to the Board. Over his 21-year career at Mellon, Mr. Daglio oversaw active equity portfolio management teams, served as the head of Opportunistic Value strategies and on Mellon’s board of directors, and helped architect and manage the merger of three unique companies to create the 12th largest U.S. asset manager. In his roles at Mellon, Mr. Daglio worked with institutional clients and boards around the world and grew portfolio assets by more than five-fold. Mr. Daglio currently serves as a director of Total Brain Ltd.

About Brian McKeon

Mr. McKeon brings strong financial and management expertise as well as public company executive and director experience to the Board. He has served as Executive Vice President and Chief Financial Officer of IDEXX Laboratories since 2014, leading its finance, corporate development and strategy, and investor relations functions, and, since June 2019, has overseen IDEXX’s livestock, water and human diagnostics businesses. Mr. McKeon previously served as a director of IDEXX from 2003 through 2013, and as a director of athenahealth, Inc. from September 2017 to February 2019. Prior to IDEXX, Mr. McKeon held executive leadership roles at Iron Mountain, The Timberland Company and PepsiCo.

About Alkermes

Alkermes plc is a fully integrated, global biopharmaceutical company developing innovative medicines in the fields of neuroscience and oncology. The company has a portfolio of proprietary commercial products focused on addiction and schizophrenia, and a pipeline of product candidates in development for schizophrenia, bipolar I disorder, neurodegenerative disorders and cancer. Headquartered in Dublin, Ireland, Alkermes plc has an R&D center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

About Elliott

Elliott Management Corporation manages approximately $41 billion of assets. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest funds of its kind under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, and employees of the firm. Elliott Advisors (UK) Limited is an affiliate of Elliott Management Corporation.

Non-GAAP Financial Measures

Non-GAAP net income (loss) adjusts for one-time and non-cash charges by excluding from U.S. generally accepted accounting principles (“GAAP”) results: share-based compensation expense; amortization; depreciation; non-cash net interest expense; changes in the fair value of the contingent consideration; certain other one-time or non-cash items; and the income tax effect of these reconciling items.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s expectations concerning future financial and operating performance, business plans or prospects, including expected revenue growth, the company’s commitment to, and ability to achieve, specified profitability targets, including non-GAAP net income and EBITDA margin targets as a percentage of total revenues, oversight of the achievement of such targets by a newly formed Board committee, and the company’s ability to create share price upside and long-term value for shareholders through expense management, cost structure optimization and potential monetization or divestiture of non-core assets; the company’s expectations regarding the timing and results of the review of the company’s operations and cost structure; the potential therapeutic and commercial value of the company’s marketed and development products; the company’s expectations concerning future development activities for the company’s development products, including expectations regarding the potential for future ALKS 4230 data to serve as a basis for a potential collaboration; expectations concerning the company’s regulatory interactions and commercial activities, including those relating to the potential approval and commercial launch of ALKS 3831; and the company’s plans for additional Board-related changes, including the expected appointment of at least one additional director and its plans to recommend declassification of the Board. The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: the cost structure review and optimization activities being undertaken by the company may not yield the intended results; the company may not be able to achieve its targeted profitability metrics, including non-GAAP net income and EBITDA margin targets as a percentage of total revenues, in a timely manner or at all; the unfavorable outcome of litigation, including so-called “Paragraph IV” litigation and other patent litigation, related to any of the company’s products or products using the company’s proprietary technologies, which may lead to competition from generic drug manufacturers; clinical development activities may not be completed on time or at all; the results of the company’s clinical development activities may not be positive, or predictive of real-world results or of results in subsequent clinical trials; regulatory submissions may not occur or be submitted in a timely manner; the FDA or regulatory authorities outside the U.S. may make adverse decisions regarding the company’s products, such as decisions not to approve the company’s NDAs, including the NDA for ALKS 3831; the company and its licensees may not be able to continue to successfully commercialize their products; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to governmental payers; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and the impacts of the ongoing COVID-19 pandemic and continued efforts to mitigate its spread on the company’s business, results of operations or financial condition; and those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2019, the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

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